Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report dated August 19, 2019, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, on the consolidated financial statements of Ecoark Holdings Inc. and its subsidiaries which appears in this Amendment No. 4 to Registration Statement on Form S-1.

RBSM LLP

New York, New York

February 24, 2020